MITSUBISHI MOTORS CREDIT OF AMERICA,  INC.
Monthly Servicing Report  --  MMCA Auto Owner Trust 2001-4
August 1, 2002 through August 31, 2002


I.  ORIGINAL TRANSACTION  PARAMETERS
A.	Initial Receivables					623,577,323.62
B.	Level Pay Pool Balance of the Initial Rec		574,469,269.18
C.	Last Scheduled Pmt Pool Bal of the Initial Rec		49,108,054.44
D.	Notes
	1.	Class A-1
		a.	Initial Balance				49,900,000.00
		b.	Note Interest Rate			2.01000%
		c.	Noteholders' Final Sched Pmt Date	16-Dec-02
	2.	Class A-2
		a.	Initial Balance				138,000,000.00
		b.	Note Interest Rate			2.8900%
		c	Noteholders' Final Sched Pmt Date	15-Nov-04
	3.	Class A-3
		a.	Initial Balance				145,000,000.00
		b.	Note Interest Rate			3.9700%
		c.	Noteholders' Final Sched Pmt Date	15-Mar-06
	4.	Class A-4
		a.	Initial Balance				197,200,000.00
		b.	Note Interest Rate			4.9200%
		c.	Noteholders' Final Sched Pmt Date	15-Aug-07
	5.	Class B
		a.	Initial Balance				40,066,000.00
		b.	Note Interest Rate			4.8400%
		c.	Noteholders' Final Sched Pmt Date	15-Aug-08
E.	Certificates Initial Balance				46,231,816.25
F.	Servicing Fee Rate 					1.00%
		Servicing Fee Rate for Deferred Receivables
		during Deferral Period				0.25%
G.	Wtd Avg Coupon (WAC) of the Initial Receivables		9.575%
H.	Wtd Avg Original Term to Maturity  (WAOM) of the
	Initial Rec						59.00
I.	Wtd Avg Remaining Term to Maturity (WAM) of the
	Initial Rec						58.00
J.	Number of Initial Receivables				24,273
K.	Reserve Account
	1.	Initial Reserve Account Deposit Percentage of
		Initial Pool					1.00%
	2.	Reserve Account Deposit on the Closing Date	6,163,978.16
	3.	Specified Reserve Balance Percentage		2.25%
L.	Yield Supplement Account Deposit on the Closing Date	14,448,157.02
M.	Yield Supplement Over Collateralization Balance on
	Closing Date						7,179,507.37
N.	Adjusted Principal Balance of Initial Receivables	616,397,816.25

II.  INPUTS FROM PREVIOUS MONTHLY SERVICER REPORT
A.	Total Pool Balance					528,143,861.43
B.	Level Payment Pool Balance				481,788,337.80
C.	Last Scheduled Payment Pool Balance			46,355,523.63
D.	Notes
	1.	Class A-1
		a.	Prior Month Note Balance		0.00
		b.	Interest Carryover Shortfall		0.00
		c.	Principal Carryover Shortfall		0.00
	2.	Class A-2
		a.	Prior Month Note Balance		97,791,735.78
		b.	Interest Carryover Shortfall		0.00
		c.	Principal Carryover Shortfall		0.00
	3.	Class A-3
		a.	Prior Month Note Balance		145,000,000.00
		b.	Interest Carryover Shortfall		0.00
		c.	Principal Carryover Shortfall		0.00
	4.	Class A-4
		a.	Prior Month Note Balance		197,200,000.00
		b.	Interest Carryover Shortfall		0.00
		c.	Principal Carryover Shortfall		0.00
	5.	Class B
		a.	Prior Month Note Balance		36,711,180.52
		b.	Interest Carryover Shortfall		0.00
		c.	Principal Carryover Shortfall		0.00
E.	Certificates Balance					46,231,816.25
F.	Reserve Account Balance					6,305,252.41
G.	Yield Supplement Account Balance			2,769,777.27
H.	Payahead Account Balance				170,037.34
I.	Yield Supplement Over Collatralization Balance 		5,209,128.88
J.	Deferred Receivables					233,094,923.62
K.	Cumulative Losses for All Prior Periods			5,271,072.20
L.	Weighted Average Coupon (WAC)				9.486%
M.	Weighted Average Remaining Term to Maturity  (WAM) 	55.56
N.	Number of Contracts					21,544
O.	Total Subsequent Receivables Sold as of Related Cutoff
	Dates
	1.	Level Pay Balance				0.00
	2.	Last Scheduled Payment Balance			0.00
	3.	Total						0.00

III.  INPUTS FROM THE INVESTOR REPORTING SYSTEM
A.	Precomputed Contracts Level Payment Principal
	1.	Scheduled Principal Reduction			869,667.66
	2.	Prepayments in Full				44,559.91
	3.	Repurchased Receivables Principal 		0.00
	4.	Repurchased Receivables Interest		0.00
B.	Total Collections for Precomputed Contracts 		929,568.99
C.	Precomputed Contracts - Principal on Last
	Scheduled Payments
	1.	Collected Principal				0.00
	2.	Repurchased Receivables Principal 		0.00
	3.	Repurchased Receivables Interest		0.00
	4.	Last Scheduled Payment Principal Paid in
		Full Prior to Month of Maturity			0.00
	5.	Last Scheduled Payment Principal Due on
		Loans Matured This Month			0.00
D.	Simple Interest Contracts - Level Payment
	1.	Principal Reduction				22,556,393.57
	2.	Collected Principal				22,556,199.66
	3.	Collected Interest				1,895,970.77
	4.	Repurchased Receivables Principal 		0.00
	5.	Repurchased Receivables Interest		0.00
E.	Simple Interest Contracts - Principal on Last
	Scheduled Payments
	1.	Collected Principal				223,461.07
	2.	Repurchased Receivables Principal 		0.00
	3.	Repurchased Receivables Interest		0.00
	4.	Last Scheduled Payment Principal Collected
		Prior to Month of Maturity			223,461.07
	5.	Last Scheduled Payment Principal Due on
		Loans Matured This Month			0.00
F.	Yield Supplement Information
	1.	Yield Supplement Amount 			642,135.71
	2.	Specified Yield Supplement Account Balance	1,971,694.46
G.	Yield Supplement Over Collateralization			4,993,034.72
H.	Advances
	1.	Actuarial Advances
		a.	Beginning Actuarial Advances
			(or payments due prior to
			Cutoff Date)				79,183.37
		b.	Current Month Actuarial Advances 	51,154.62
		c.	Reimbursement of Actuarial Advances
			(or payments due prior to Cutoff
			Date)					33,969.68
		d.	Ending Actuarial Advances (or
			payments due prior to Cutoff Date)	96,368.31
	2.	Precomputed Loans - Last Scheduled Payment
		Advances
		a.	Beginning Last Scheduled Payment
			Advances				0.00
		b.	Current Month Last Scheduled
			Payment Advances			0.00
		c.	Reimbursement of Last Scheduled
			Payment Advances 			0.00
		d.	Ending Last Scheduled Payment
			Advances				0.00
	3.	Simple Interest Loans - Last Scheduled
		Payment Advances
		a.	Beginning Last Scheduled Payment
			Advances				0.00
		b.	Current Month Last Scheduled
			Payment Advance				0.00
		c.	Reimbursement of Last Scheduled
			Payment Advances			0.00
		d.	Ending Last Scheduled Payment
			Advances				0.00
	4.	Net Servicer Advances 				17,184.94
I.	Payahead Account Activity
	1.	Net Increase/(Decrease) in Payahead
		Account Balance					4,440.77
	2.	Payahead Balance of Loans Defaulted this
		Period						0.00
	3.	Deposit to Payahead Account for Subsequent
		Receivables Sold This  Period			0.00
	4.	Ending Payahead Balance 			174,478.11
J.	Rule of 78s Payment					0.01
K.	Weighted Average Coupon of Remaining  Portfolio
	(WAC)							9.434%
L.	Weighted Average Remaining Maturity (WAM)		54.97
M.	Remaining Number of Receivables				20,681
N.	Delinquent Contracts	Contracts		Amount
	1.	30-59 Days
		Delinquent	532 	2.57%		13,491,424.59 	2.69%
	2.	60-89 Days
		Delinquent	195 	0.94%		4,943,279.14 	0.99%
	3.	90 Days or more
		Delinquent	211 	1.02%		5,495,092.35 	1.10%
	Net Loss and Defaulted Receivables
	Information
O.	1.	Vehicles Repossessed
		During Month 	147 			3,727,655.20
	2.	Loans Defaulted During
		the Month	117
	3.	Level Payment Principal Balance
		of Defaulted Receivables			2,533,312.69
	4.	Last Scheduled Payment Principal Balance
		of Defaulted Receivables			337,841.74
	5.	Level Payment Liquidation Proceeds		730,293.98
	6.	Last Scheduled Payment Liquidation Proceeds	1,715.04
	7.	Recoveries of Level Payment and
		Last Scheduled Payment on Previously
		Defaulted Receivables				322,141.91
P.	Pool Balances
	1.	Total Pool Balance				501,578,624.79
	2.	Level Pay Pool Balance				455,784,403.97
	3.	Last Scheduled Payment Pool Balance		45,794,220.82
	4.	Deferred Receivables				198,445,251.93
Q.	Principal Balance of Subsequent Receivables Sold
	This Period As of Subsequent Transfer Date
	1.	Level Pay Balance				0.00
	2.	Last Scheduled Payment Balance			0.00
	3.	Total Principal Balance				0.00

IV.  INPUTS DERIVED FROM OTHER SOURCES
A.	Reserve Account Investment Income			8,100.78
B.	Collection Account Investment Income			24,738.21
C.	Payahead Account Investment Income			198.88
D.	Yield Supplement Account Investment Income		3,919.68

V.  COLLECTIONS
A.	Level Payments Received (Excluding Repurchases)
	1.	Total Collections for Precomputed Contracts
		(Level Payment Only) 				929,568.99
	2.	Collected Principal on Simple Interest
		Contracts (Level Payment Only)			22,556,199.66
	3.	Collected Interest on Simple Interest
		Contracts (Level Payment Only) 			1,895,970.77
								25,381,739.42

B.	Last Scheduled Payment Principal Collections
	(Excluding Repurchases)					223,461.07
C.	Net Change in Payahead Account Balance 			(4,440.77)
D.	Net Liquidation Proceeds and Recoveries Received 	1,054,150.93
E.	Principal and Interest on Purchased or Repurchased
	Contracts 						0.00
F.	Exclusion of Rule of 78's Payments 			(0.01)
G.	Net Servicer Advances/(Reimbursements) 			17,184.94
I.	Yield Supplement Amount 				642,135.71
J.	Available Funds						27,314,231.29

VI.  DISTRIBUTIONS
A.	Principal Distribution Amount
	1.	Total Scheduled Principal			26,349,142.48
	2.	Principal Carrryover Shortfall			0.00
	3.	Total Principal Distribution Amount		26,349,142.48
B.	Total Required Payment
	1.	Total Servicing Fee  				995,053.46
	2.	Accrued Note Interest  Due
		a.	Class A-1				0.00
		b.  	Class A-2				235,515.10
		c. 	Class A-3 				479,708.33
		d.	Class A-4				808,520.00
		e.	Class B 				148,068.43
		f.	Total Accrued Note Interest		1,671,811.86
	3.	Principal Distribution Amount Due
		a.	Class A-1 				0.00
		b.  	Class A-2 				24,319,979.05
		c. 	Class A-3				0.00
		d.	Class A-4				0.00
		e.	Class B 				2,029,163.43
		f.	Total Principal Distribution Amount	26,349,142.48
	4.	Total Required Payment 				29,016,007.80
	5.	Available Funds					27,314,231.29
	6.	Reserve Account TRP Draw Amount			1,701,776.51
	7.	Total Available Funds				29,016,007.80
C.	Current Period Payments
	1.	Servicing Fee paid				995,053.46
	2.	Interest Paid
		a.	Class A-1 				0.00
		b.  	Class A-2 				235,515.10
		c. 	Class A-3 				479,708.33
		d.	Class A-4				808,520.00
		e.	Class B					148,068.43
		f.	Total Interest Paid			1,671,811.86
	3.	Remaining Available Funds			26,349,142.48
	4.	Principal Payments
		a.	Class A-1 				0.00
		b.  	Class A-2 				24,319,979.05
		c. 	Class A-3 				0.00
		d.	Class A-4				0.00
		e.	Class B					2,029,163.43
		f.	Total Principal Payments		26,349,142.48
D.	Current Period Shortfalls
	1.	Interest Carryover Shortfall
		a.	Class A-1 				0.00
		b.  	Class A-2 				0.00
		c. 	Class A-3 				0.00
		d.	Class A-4				0.00
		e.	Class B					0.00
		f.	Total Interest Carryover Shortfall	0.00
	2.	Principal Carryover Shortfall
		a.	Class A-1 				0.00
		b.  	Class A-2 				0.00
		c. 	Class A-3 				0.00
		d.	Class A-4				0.00
		e.	Class B					0.00
		f.	Total Principal Carryover Shortfall	0.00
E.	Reserve Account
	1.	Beginning Reserve Account Balance		6,305,252.41
	2.	Plus: Reserve Account Investment Income		8,100.78
	3.	Plus: Additional Deposit			29,700,000.00
	4.	Less: Reserve Account Advance Draw Amount	0.00
	5.	Less: Reserve Account TRP Draw Amount		1,701,776.51
	6.	Reserve Account Balance before Deposit
		to Reserve Account				34,311,576.68
	7.	Specified Reserve Account Balance		43,568,950.87
	8.	Amount Necessary to Reinstate Reserve Account
		to Specified Reserve Balance 			9,257,374.19
	9.	Funds Available for Deposit to Reserve Account	0.00
	10.	Amount Deposited to Reserve Account		0.00
	11.	Reserve Account Investment Income Released
		to Seller					0.00
	12 	Ending Reserve Account Balance			34,311,576.68
F.	Excess Funds Deposited to Certificate Distribution
	Account							0.00
G.	Total Distributions					29,016,007.80

VII.  POOL BALANCES AND PORTFOLIO
	INFORMATION			Beginning	End
A.	Balances and Principal Factors	of Period	of Period
	1.	Total Pool Balance	528,143,861.43 	501,578,624.79
	2.	Total Pool Factor	0.8469581	0.8043567
	3.	Level Pmt Pool Bal	481,788,337.80 	455,784,403.97
	4.	Level Pmt Pool Factor	0.8386669	0.7934008
	5.	Last Sched Pmt Pool
		Bal			46,355,523.63 	45,794,220.82
	6.	Note Balance
		a.	Class A-1 	0.00 		0.00
		b.  	Class A-2 	97,791,735.78 	73,471,756.73
		c. 	Class A-3 	145,000,000.00 	145,000,000.00
		d.	Class A-4	197,200,000.00 	197,200,000.00
		e.	Class B		36,711,180.52 	34,682,017.09
		e.	Total		476,702,916.30 	450,353,773.82
	7.	Pool Factor
		a.	Class A-1 	0.0000000	0.0000000
		b.  	Class A-2 	0.7086358	0.5324040
		c. 	Class A-3 	1.0000000	1.0000000
		d.	Class A-4	1.0000000	1.0000000
		e.	Class B		0.9162677	0.8656222
	8.	Certificate Balance	46,231,816.25 	46,231,816.25
	9.	Certificate Pool
		Factor			1.0000000	1.0000000
	10.	Total Note and
		Certificate Balance	522,934,732.55	496,585,590.07
	11.	Yield Supplement Over
		Collatralization	5,209,128.88	4,993,034.72

B.	Portfolio Information
	1.	Wtd Avg Coupon of
		Portfolio (WAC)		9.486% 		9.434%
	2.	Wtd Avg Remaining Term
		to Maturity of
		Portfolio (WAM) 	55.56 		54.97
	3.	Remaining Number of
		Receivables		21,544 		20,681


VIII.  NET LOSS AND DELINQUENCY ACTIVITY
A.	Realized Losses for Collection Period			2,139,145.41
B.	Realized Losses for Collection Period Less Recoveries	1,817,003.50
C.	Cumulative Losses for all Periods  			7,088,075.70
D	Delinquent and Repossessed Contracts
				Contracts		Amount
	1.	30-59 Days
		Delinquent	532 	2.57%		13,491,425	2.69%
	2.	60-89 Days
		Delinquent	195 	0.94%		4,943,279	0.99%
	3.	90 Days or more
		Delinquent	211 	1.02%		5,495,092	1.10%
	4.	Vehicles Repossessed
		During Collection
		Period		147 	0.68%		3,727,655


IX.  AVERAGE LOSS AND DELINQUENCY RATIOS
A.	Annualized Ratio of Realized Losses to
	Pool Balance for Each Collection Period
	1.	Second Preceding Collection Period		3.64%
	2.	Preceding Collection Period			3.73%
	3.	Current Collection Period 			4.86%
	4.	Three Month Average 				4.08%

B.	Annualized Net Loss					4.13%

C.	Ratio of Balance of Contracts Delinquent 60 Days
	or More to the Pool Balance as of the End of
	the Collection Period.
	1.	Second Preceding Collection Period		1.03%
	2.	Preceding Collection Period			1.65%
	3.	Current Collection Period 			1.98%
	4.	Three Month Average 				1.55%

X.  RECONCILIATION OF COLLECTION ACCOUNT
A.	Transfers Into Collection Account
	1.	Transfer of Daily Collections			26,659,351.42
	2.	Yield Supplement Amount from MMCA		642,135.71
	4 	Net Servicer Advances (if positive) 		17,184.94
	5 	Reserve Account Draw for Total Required
		Payment 					1,701,776.51
	6 	Deposit from Payahead Account  			0.00
	7 	Collection Account Investment Income  		24,738.21
	8 	Total Transfers Into Collection Account		29,045,186.79
B.	Transfers from Collection Account
	1.	To Servicer
		a.	Total Servicing Fee			995,053.46
		b.	Rule of 78's Payment			0.01
		c.	Net Reimbursement of Servicer Advance
			or Payments Due Prior to Cutoff Date	0.00
		d.	Less:  Total Principal and Interest
			on Repurchases (Netted from Amounts
			Due Servicer) 				0.00
		e.	Total To Servicer (Net of Total
			Repurchases)				995,053.47

	2.	Total Required Payment Distributed
		(Net of Total Servicing Fee)			28,020,954.34
	3.	Deposit to Payahead Account 			4,440.77
	4.	Deposit to Reserve Account 			0.00
	5.	Deposit To Certificate Distribution Account
		a.	Excess Funds				0.00
		b.	Collection Account Investment Income	24,738.21
		c.	Total to Certificate Distribution
			Account					24,738.21
	6.	Total Transfers from Collection Account		29,045,186.79

XI.  RECONCILIATION OF RESERVE ACCOUNT
A.	Beginning Balance of Reserve Account			6,305,252.41
B.	Transfers Into Reserve Account
	1.	Reserve Account Deposit from Available Funds 	0.00
	2.	Reserve Account Investment Income 		8,100.78
	3.	Additional Deposit				29,700,000.00
	4.	Total Transfers Into Reserve Account		29,708,100.78
C.	Total Transfers In and Beginning Balance		36,013,353.19
D.	Distributions From Reserve Account
	1.	Transfer to Servicer for Reserve Account
		Advance Draw Amount				0.00
	2.	Transfer to Collection Account for Reserve
		Account TRP Draw Amount  			1,701,776.51
	3.	Reserve Account Investment Income to
		Seller (MART)  					0.00
	4.	Total Transfers From Reserve Account		1,701,776.51
E.	Ending Balance						34,311,576.68
F.	Total Distributions and Ending Balance			36,013,353.19

XII.  RECONCILIATION OF PAYAHEAD ACCOUNT
A.	Beginning Balance of Payahead Account			170,037.34
B.	Transfers Into Payahead Account
	1.	Net Payahead Transfer from Collection Account 	4,440.77
	2.	Payahead Account Investment Income 		198.88
	3.	Transfer from Pre-Funding Account for
		Subsequent Receivables				0.00
	4.	Total Transfers Into Payahead Account		4,639.65
C.	Total Transfers In and Beginning Balance		174,676.99
D.	Distributions From Payahead Account
	1.	Net Payahead Transfer to Collection Account 	0.00
	2.	Transfer Investment Income to Servicer 		198.88
	3.	Total Transfers From Payahead Account		198.88
E.	Payahead Account Ending Balance 			174,478.11
F.	Total Distributions and Ending Balance			174,676.99

XIII.  RECONCILIATION OF YIELD SUPPLEMENT ACCOUNT
A.	Beginning Balance of Yield Supplement Account 		2,769,777.27
B.	Transfers IntoYield Supplement Account
	1.	Yield Supplement Account Investment Income   	3,919.68
	2.	Total Transfers Into Yield Supplement Account	3,919.68
C.	Total Transfers and Beginning Balance  			2,773,696.95
D.	Distributions From Yield Supplement Account
	1.	Yield Supplement Amount to Collection
		Account (if not paid by MMCA) 			0.00
	2.	Transfer Investment Income to Seller (MART)  	3,919.68
	3.	Transfer Reduction in Specified Yield
		Supplement Account Balance to Seller (MART)	798,082.81
	4.	Total Transfers From Yield Supplement Account	802,002.49
E.	Specified Yield Supplement Account Ending Balance 	1,971,694.46
F.	Total Distributions and Ending Balance			2,773,696.95

XIV.  RECONCILIATION OF NOTE PAYMENT ACCOUNT
A.	Transfers Into Note Payment Account
	1.	Total Required Payment Distributed
		(less Total Servicing Fee) from
		Collection Account				28,020,954.34
	2.	Total Transfers Into Note Payment Account	28,020,954.34
B.	Distributions from Note Payment Account
	1.	Payments to Noteholders
		a.	Class A-1 				0.00
		b.  	Class A-2 				24,555,494.15
		c. 	Class A-3 				479,708.33
		d.	Class A-4				808,520.00
		e.	Class B					2,177,231.86
		f.	Total Payments to Noteholders		28,020,954.34
	2.	Ending Balance of Note Payment Account		0.00
C.	Total Distributions and Ending Balance			28,020,954.34

XV.  RECONCILIATION OF CERTIFICATE DISTRIBUTION ACCOUNT
A.	Transfers Into Certificate Distribution Account
	1.	Excess Funds Deposited from
		Collection Account				0.00
	2.	Collection Account Investment Income		24,738.21
	3.	Total Transfers into Certificate
		Distribution Account				24,738.21
B.	Distributions from Certificate Distribution Account
	1.	Payments to Certificateholders			24,738.21
	2.	Ending Balance					0.00
C.	Total Distributions and Ending Balance			24,738.21

XVI.  DISTRIBUTION SUMMARY
A.	Distributions From Collection Account
	1.	To Note Payment Account				28,020,954.34
	2.	To Servicer (MMCA) 				995,053.47
	3.	To Payahead Account				4,440.77
	4.	To Reserve Account 				0.00
	5 	To Certificate Distribution Account		24,738.21
	6.	Total Distributions From Collection Account	29,045,186.79

B.	Distributions From Reserve Account
	1.	To Collection Account 				0.00
	2.	To Seller (MART)				0.00
	3.	To Servicer (MMCA)				0.00
	4.	Total Distributions From Reserve Account

C.	Distributions From Payahead Account
	1.	To Collection Account				0.00
	2.	Investment Income to Servicer (MMCA) 		198.88
	3.	Total Distributions From Payahead Account	198.88

D.	Distributions From Yield Supplement Account
	1.	To Collection Account				0.00
	2.	Investment Income to Seller (MART)		3,919.68
	3.	Reduction in Specified Yield Supplement
		Account Balance to Seller (MART)		798,082.81
	4.	Total Distributions From Yield Supplement
		Account						802,002.49

E.	Total Distributions From All Accounts			29,847,388.16
F.	Total Distributions From All Accounts to:
	1.	Note Payment Account				28,020,954.34
	2.	Servicer (MMCA)					995,252.35
	3.	Seller (MART)					802,002.49
	4.	Collection Account 				0.00
	5.	Certificate Distribution Account		24,738.21
	6.	Reserve Account					0.00
	7.	Payahead Account				4,440.77
	8.	Yield Supplement Account			0.00
	9.	Total Distributions From All Accounts		29,847,388.16